Exhibit 99.1

NaturalShrimp Signs Letter of Intent to Acquire Assets of Alder Aqua, LLC f/k/a VeroBlue Farms

Dallas, Texas, Aug. 11, 2020 (GLOBE NEWSWIRE) -- via NEWMEDIAWIRE -- NaturalShrimp, Inc., (OTCQB:SHMP), an aquaculture Company which has developed and patented the first commercially operational Recirculating Aquaculture System (RAS) for shrimp, announced today that it has signed a Letter of Intent (LOI) to acquire the assets of Alder Aqua, formerly known as VeroBlue Farms in Webster City, Iowa, including but not limited to the real property, equipment, tanks, rolling stock, inventory, permits, contracts, customer lists and contracts and other such assets used in the operation of the Business.

The purchase price will be $10,000,000, consisting of a $5,000,000 down payment, and notes due in 36 and 48 months. The acquisition is subject to successful due diligence by NaturalShrimp and is expected to close in the fourth quarter of 2020. Additionally, the facilities located in Blairsburg, Iowa and Buckeye, Iowa are included in this transaction. The transaction is also subject to completion of the offering previously announced in the filed 8K.

Gerald Easterling, CEO of NaturalShrimp, commented, “The NaturalShrimp team has been working with employees and consultants of VeroBlue Farms since the second quarter of 2018. Although the facility was originally designed for Barramundi, it complements our RAS technology for shrimp, making our Company poised for expansion in the future. We have been thoroughly impressed with the modern facilities and the state-of-the-art equipment deployed there. We are very excited to meld our equipment to make this the preeminent RAS facility in the United States.”

Tom Untermeyer, Chief Technology Officer of NaturalShrimp, commented, ”The VeroBlue Farms facility already has in place 240 10,000-gallon tanks along with the systems and infrastructure previously used for fish production. This will expedite the process of converting it to a shrimp production facility using our patented electrocoagulation system technology. Investors and shareholders can visit the NaturalShrimp website at https://naturalshrimp.com/ and look under the news tab to see some photos of the VeroBlue facilities.”

William J. Delgado, CFO of NaturalShrimp, added, “We are continuing our acquisition of strategic aquaculture assets in the United States and elsewhere. NaturalShrimp will be well positioned for the explosive growth in aquaculture expected the next several years and facilities such as these provide the Company with a marked competitive advantage within the marketplace.”

ABOUT NATURALSHRIMP: NaturalShrimp, Inc. is a publicly traded aqua-tech Company, headquartered in Dallas, with production facilities located near San Antonio, Texas. The Company has developed the first commercially viable system for growing shrimp in enclosed, salt-water systems, using patented technology to produce fresh, never frozen, naturally grown shrimp, without the use of antibiotics or toxic chemicals. NaturalShrimp systems can be located anywhere in the world to produce gourmet-grade Pacific white shrimp.

Forward Looking Statements
This press release contains "forward-looking statements." The statements contained in this press release that are not purely historical are forward-looking statements. Forward-looking statements give the Company's current expectations or forecasts of future events. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company's control, and could cause the Company's results to differ materially from those described. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements include statements regarding moving forward with executing the Company's global growth strategy. The statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict. The Company is providing this information as of the date of this press release and does not undertake any obligation to update any forward looking statements contained in this press release as a result of new information, future events or otherwise, except as required by law. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Important factors that could cause such differences include, but are not limited to the Risk Factors and other information set forth in the Company's Annual Report on Form 10-Q filed on November 21, 2019, and in our other filings with the U.S. Securities and Exchange Commission.

Contact: Richard Brown (775) 443-4740
nesscapconsult@gmail.com